Exhibit 99.1

Metalico, Inc.

FOR IMMEDIATE RELEASE
METALICO SCHEDULES MARCH 14 CALL
ON 2011 AND 4TH QUARTER RESULTS

CRANFORD, NJ, February 29, 2012 – Metalico, Inc. (NYSE Amex:MEA) a scrap metal recycler and lead products fabricator, will host a conference call on Wednesday, March 14, 2012 at 10:00 a.m. Eastern time to discuss its earnings results for the year and quarter ended December 31, 2011 and to provide an update on business developments. The Company is scheduled to release its results earlier that day.

The conference call can be accessed by dialing (888) 895-5271 (toll free) or (847) 619-6547, Conference Confirmation Number 31927888. Callers should identify the Metalico 2011 results call.

A transcript of the call will be posted on the Company’s website, www.metalico.com, when available after the call. An audio replay of the call will also be available at (888) 843-7419 (toll free) or (630) 652-3042 (toll) for the first week after the call’s conclusion. Callers will be required to enter the Conference Confirmation Number to access the recording.

Metalico, Inc. is a holding company with operations in three principal business segments: ferrous and non-ferrous scrap metal recycling, PGM and Minor Metals recycling, and fabrication of lead-based products. The Company operates twenty-six recycling facilities in New York, Pennsylvania, Ohio, West Virginia, New Jersey, Texas, and Mississippi and four lead fabricating plants in Alabama, Illinois, and California. Metalico’s common stock is traded on the NYSE Amex under the symbol MEA.

This announcement and the March 14 conference call may contain, in addition to historical information, certain forward-looking statements that involve risks and uncertainties. Such statements reflect management’s current views and are based on certain assumptions. Actual results could differ materially from the assumptions currently anticipated.

Contact:	Metalico, Inc.
Carlos E. Agüero, President and Chief Executive Officer Michael J. Drury, Executive Vice President info@metalico.com

186 North Avenue East Cranford, NJ 07016
(908) 497-9610 FAX: (908) 497-1097 www.metalico.com

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